Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Environmental Remediation Holding Corporation (the “Company”) on Form 10-Q for the three months ending December 31, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Sir Emeka Offor, Chairman of the Board of the Company, hereby certify, to such officer’s knowledge, that pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 9, 2005	By:	/s/ Sir Emeka Offor
Sir Emeka Offor
Chairman of the Board